Exhibit 23







INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
Viad Corp
Phoenix, Arizona

We consent to the incorporation by reference in Registration
Statement Nos. 333-27327, 333-35231, 33-41870, 33-57630, and 33-56531 on
Form S-8 and Nos. 33-54465 and 33-55360 on Form S-3 of
Viad Corp, of our report dated February 20, 1998, appearing in this Annual Report on Form 10-K of Viad Corp for the year ended
December 31, 1997.



/s/  Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Phoenix, Arizona

March 23, 1998